Exhibit 99.1



                             UNION COMMUNITY BANCORP
                       221 EAST MAIN STREET - P.O. BOX 151
                          CRAWFORDSVILLE, INDIANA 47933
                                 (765) 362-2400
Press Release                                              FOR IMMEDIATE RELEASE
                                                           ---------------------

                                                     Contact:  Joseph E. Timmons
                                                     Phone Number:  765/362-2400


                             UNION COMMUNITY BANCORP
                       ANNOUNCES STOCK REPURCHASE PROGRAM

          (Crawfordsville, Indiana - April 29, 2004) Union Community Bancorp (the "Corporation") (NASDAQ Symbol "UCBC") announced today that the Board of Directors has approved the repurchase, from time to time, on the open market of up to 9.5% of the Corporation's outstanding shares of common stock, without par value ("Common Stock"), or 200,000 such shares. Such purchases will be made subject to market conditions in open market or block transactions. Repurchases may begin as early as May 3, 2004, since the required regulatory clearance has been received.

          According to Joseph E. Timmons, President of the Corporation, the Board believes that the Corporation's shares are currently undervalued by the market and that open market purchases will have the potential effect of enhancing the book value per share and the potential for growth in earnings per share of the Corporation's remaining outstanding shares.

          The foregoing discussion contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. A number of factors could cause results to differ materially from the objectives and estimates expressed in such forward-looking statements. These factors include, but are not limited to, anticipated market prices and prices actually paid by the Corporation for its shares pursuant to the stock repurchase program announced herein. These factors should be considered in evaluating any forward-looking statements, and undue reliance should not be placed on such statements. The Corporation does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

          Union  Community  Bancorp  (NASDAQ  NMS  Symbol  "UCBC"),  an  Indiana
corporation is the holding company for Union Federal Savings and Loan Association, a federal savings association, located in Crawfordsville, Indiana, with branches in Crawfordsville, Covington, Williamsport and Lafayette, Indiana.



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